Exhibit 99.1

SAIC ANNOUNCES ORGANIZATIONAL CHANGES INTENDED TO SIMPLIFY

STRUCTURE, SHARPEN FOCUS AND DELIVER SUSTAINABLE LONG-TERM

GROWTH AND SHAREHOLDER VALUE CREATION

Highlights:

•	Five existing business groups will be consolidated into three business groups

•	The consolidated business groups are Army Navy (ANG); Air Force, Space and Intelligence (AFSI); and Civilian

•	The restructured organization is aimed at optimizing the company’s operations and customer focus for growth and shareholder value creation

•	The new organizational structure will be effective January 31, 2026

RESTON, Va., Nov. 13, 2025 (GlobeNewswire) — Science Applications International Corporation (Nasdaq: SAIC), a premier Fortune 500® company driving our nation’s digital transformation across the defense, space, intelligence, and civilian markets, today announced a strategic organizational restructuring intended to ensure the Company is well positioned to capitalize on opportunities for growth and shareholder value creation, while remaining focused on delivering near-term operational results.

Effective January 31, 2026, the company’s five current business groups will be consolidated into three. The current Army and Navy business groups will be combined into a new Army Navy Business Group (ANG) and the Air Force & Combatant Commands, and the Space and Intelligence business groups will become the Air Force, Space and Intelligence Business Group (AFSI). The Civilian Business Group will remain in its present form.

As part of the organizational realignment, SAIC will restructure its Chief Innovation Office to ensure closer alignment with its business groups and the markets it serves.

“We’re making these changes to ensure that we are well positioned to capitalize on opportunities for growth and value creation, and to align our investments more closely with those opportunities,” said Interim SAIC Chief Executive Officer Jim Reagan. “By optimizing our organization for speed, flexibility and efficiency, we expect that we will be able to better serve our customers and accelerate growth.”

The three consolidated business groups will be led by current SAIC executive vice presidents. Barbara Supplee will lead ANG, Vinnie DiFronzo will lead AFSI, and Srini Attili will continue to lead the Civilian Business Group. Josh Jackson, Executive Vice President, Army, and David Ray, Executive Vice President, Space and Intelligence, along with Chief Innovation Officer, Lauren Knausenberger, will depart SAIC to pursue other opportunities.

“On behalf of myself and the SAIC Board of Directors, I want to express our deep gratitude to Josh Jackson, Lauren Knausenberger, and David Ray, and thank them for their significant contributions and dedication to advancing SAIC’s mission,” Reagan added.

About SAIC

SAIC® is a premier Fortune 500 mission integrator focused on advancing the power of technology and innovation to serve and protect our world. Our robust portfolio of offerings across the defense, space, civilian and intelligence markets includes secure high-end solutions in mission IT, enterprise IT, engineering services and professional services. We integrate emerging technology, rapidly and securely, into mission critical operations that modernize and enable critical national imperatives.

We are approximately 24,000 strong; driven by mission, united by purpose, and inspired by opportunities. Headquartered in Reston, Virginia, SAIC has annual revenues of approximately $7.5 billion. For more information, visit saic.com. For ongoing news, please visit our newsroom.

Investor Relations Contact:

Joe DeNardi

joseph.w.denardi@saic.com

Media Contacts:

Kara Ross

703.362.6046 | kara.g.ross@saic.com

Forward-Looking Statements

Certain statements in this release contain or are based on “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “guidance,” and similar words or phrases. Forward-looking statements in this release may include, among others, estimates of future revenues, operating income, earnings, earnings per share, charges, total contract value, backlog, outstanding shares and cash flows, as well as statements about SAIC’s ability to realize growth opportunities as a result of the new organizational structure. Such statements are not guarantees of future performance and involve risk, uncertainties and assumptions, and actual results may differ materially from the guidance and other forward-looking statements made in this release as a result of various factors. Risks, uncertainties and assumptions that could cause or contribute to these material differences include those discussed in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” sections of our Annual Report on Form 10-K, as updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”), which may be viewed or obtained through the Investor Relations section of our website at saic.com or on the SEC’s website at sec.gov. Due to such risks, uncertainties and assumptions you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. SAIC expressly disclaims any duty to update any forward-looking statement provided in this release to reflect subsequent events, actual results or changes in SAIC’s expectations. SAIC also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

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